UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2025

UNIVERSAL HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10765	23-2077891
(State or other jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

UNIVERSAL CORPORATE CENTER

367 SOUTH GULPH ROAD

KING OF PRUSSIA, Pennsylvania 19406

(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code (610) 768-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock	UHS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restatement Employment Agreement of Mr. Marc D. Miller

On December 30, 2025, the Compensation Committee of the Board of Directors of Universal Health Services, Inc. (the “Company”) approved amendments to the existing employment agreement between Mr. Marc D. Miller, the Company’s Chief Executive Officer (“CEO”) and President, and UHS of Delaware, a wholly owned subsidiary of the Company and, the employer of record for the Company’s management employees. The obligations of UHS of Delaware under the amended and restated employment agreement (the “A&R Employment Agreement”) are, other than as set forth herein, substantially the same as the existing employment agreement and are guaranteed by the Company. The Compensation Committee also approved an amendment to the Company guaranty to make certain conforming changes. Pursuant to the terms of the A&R Employment Agreement, Mr. Marc D. Miller will serve as CEO of the Company with a term scheduled to end on January 1, 2029, subject, however, to earlier termination, and subject further to automatic renewal for additional one-year periods unless either party elects otherwise.

Pursuant to the terms of the A&R Employment Agreement, Mr. Marc D. Miller’s salary as our CEO will be $1,575,000 for 2026, which is 5% increase over his 2025 base salary. Mr. Marc D. Miller is also entitled to an annual bonus opportunity target equal to 150% of his salary. The amount of the annual bonus for any year may be more or less than the target amount and will be determined by the Board of Directors in accordance with pre-established performance measures. Additionally, Mr. Marc D. Miller may also be paid during the term of his employment agreement, bonuses and other compensation as may from time to time be determined by the Board of Directors.

Mr. Marc D. Miller participates in benefit plans and programs that are made available to other employees and will be eligible to receive annual awards under the Company’s long-term incentive plan(s) (“LTIP”) as in effect from time to time, which will be subject to conditions as are consistent with terms and conditions applicable to LTIP awards made to other senior executives of the Company, subject to certain acceleration rights upon a qualifying termination of employment as set forth in the A&R Employment Agreement. Mr. Marc D. Miller is also entitled at Company expense to certain health, disability and accident insurance coverage and retirement benefits made available to other eligible employees, and shall be provided with certain other executive benefits including a Company automobile, use for personal purposes of Company fractionally owned aircraft at Company expense, reimbursement of taxes based on imputed income resulting from his use of such aircraft and reimbursement of certain business travel expenses, in each case as specified and subject to the limitations set forth in the A&R Employment Agreement. The Company will continue to pay the premiums for the long-term disability insurance coverage presently maintained by the Company for Mr. Marc D. Miller and other eligible employees.

In general, under Mr. Marc D. Miller’s employment agreement, long-term stock-based incentive awards granted during or before employment as CEO will become fully vested upon termination of his employment as CEO at the time such employment ends, other than by us for “cause” or voluntarily by Mr. Marc D. Miller before or at the end of the applicable term (under circumstances not involving a breach of his employment agreement by the Company).

If Mr. Marc D. Miller’s employment is terminated for “cause”, as defined in his employment agreement, he will be entitled to any benefits payable to or earned by Mr. Marc D. Miller with respect to any period of his employment or other service prior to the date of such discharge. If Mr. Marc D. Miller’s employment is terminated due to his disability, Mr. Marc D. Miller shall be paid a pro rata portion of the annual bonus which would otherwise have been payable for the year in which his employment terminates, plus an amount equal to one-half of his base salary, payable in twelve equal monthly installments.

If Mr. Marc D. Miller’s employment or service terminates due to his death, Mr. Marc D. Miller’s beneficiary shall receive any salary and reimbursements that would otherwise have been payable to Mr. Marc D. Miller as of the date of his death, in addition to a pro rata portion of the annual bonus which would otherwise have been payable for the year of his death. Mr. Marc D. Miller’s beneficiary shall also receive any life insurance benefits under insurance policies maintained on Mr. Marc D. Miller’s life by us and for which he had the right to designate the beneficiary.

If Mr. Marc D. Miller terminates his employment or other service under his employment agreement because of a material change in the duties of his office or any other breach by the Company of our obligations, or in the event of the termination of his employment by us without cause or otherwise in breach of his employment agreement, subject to the terms of the employment agreement, Mr. Marc D. Miller will generally continue to receive for the remainder of his employment term all of the cash compensation, long-term equity incentive compensation and other benefits as if his employment or service had not terminated, and the vesting of his long-term incentive plan awards will accelerate. We may condition Mr. Marc D. Miller’s right to receive any severance benefits on his execution of a general release in favor of the Company.

The foregoing description of the A&R Employment Agreement is a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1	Amended and Restated Employment Agreement dated December 30, 2025, between UHS Of Delaware, Inc. And Marc D. Miller.
10.2

Amendment, dated as of December 30, 2025, of the Guaranty Agreement dated as of March 19, 2025, by and between Universal Health Services, Inc., A Delaware corporation having its principal office at 367 South Gulph Road, King of Prussia, Pennsylvania 19406, and Marc D. Miller.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Exhibit Index

Exhibit No.	Exhibit

10.1	Amended and Restated Employment Agreement dated December 30, 2025, between UHS Of Delaware, Inc. And Marc D. Miller.
10.2

Amendment, dated as of December 30, 2025, of the Guaranty Agreement dated as of March 19, 2025, by and between Universal Health Services, Inc., A Delaware corporation having its principal office at 367 South Gulph Road, King of Prussia, Pennsylvania 19406, and Marc D. Miller.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Health Services, Inc.

By:	/s/ Steve Filton
Name: Steve Filton
Title: Executive Vice President and Chief Financial Officer

Date: December 31, 2025